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EXHIBIT 99.4

Voting and Exchange Trust Agreement

THIS AGREEMENT, dated as of September 6, 2002, is between:

    JALDI SEMICONDUCTOR CORP., a corporation existing under the laws of the Province of Ontario

    (the "Corporation")

    —and—

    PIXELWORKS INC., a corporation existing under the laws of the State of Oregon

    ("Pixelworks")

    —and—

    PIXELWORKS NOVA SCOTIA COMPANY, an unlimited company existing under the laws of the Province of Nova Scotia

    ("Pixelworks Nova Scotia")

    —and—

    CIBC MELLON TRUST COMPANY, a trust company existing under the laws of Canada or its successor as trustee

    (the "Trustee")

        WHEREAS, pursuant to an agreement made effective as of April 30, 2002 between Pixelworks, Pixelworks Nova Scotia, the Corporation and various shareholders of the Corporation (the "Reorganization Agreement"), the Corporation has agreed, subject to the satisfaction of certain conditions, to amend its articles to create a new class of non-voting exchangeable shares (the "Exchangeable Shares") and to convert all outstanding common shares of the Corporation into Exchangeable Shares.

        AND WHEREAS, each Exchangeable Share is exchangeable at the holder's option at any time, without further payment, for one share of common stock of Pixelworks (the "Pixelworks Common Stock").

        AND WHEREAS, Pixelworks, Pixelworks Nova Scotia and the Corporation agreed in the Reorganization Agreement to execute a voting and share trust agreement substantially in the form of this agreement, coincident with and as part of the issue of the Exchangeable Shares.

        AND WHEREAS, these recitals are made by the Corporation, Pixelworks and Pixelworks Nova Scotia and not by the Trustee.

        NOW THEREFORE in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows.

ARTICLE 1.
DEFINITIONS AND INTERPRETATION

1.1.    Definitions

        In this agreement, the following terms have the following meanings:

  "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control of, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control of"), as applied to any Person, means the possession by another Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first-mentioned Person, whether through the ownership of voting securities, by contract or otherwise.

  "Authorized Investments" has the meaning ascribed to it in section 6.11.

  "Automatic Exchange Right" means the benefit of the obligation of Pixelworks to purchase all of the outstanding Exchangeable Shares (other than Exchangeable Shares held by Pixelworks or its Affiliates) from the holders thereof pursuant to section 5.11.

  "Beneficiaries" means the registered holders from time to time of Exchangeable Shares, other than Pixelworks and its Affiliates.

  "Beneficiary Votes" has the meaning ascribed to it in section 4.2.

  "Board of Directors" means the board of directors of the Corporation.

  "Business Day" means any day on which commercial banks are generally open for business in Toronto, Ontario and Tualatin, Oregon, other than a Saturday, a Sunday or a day observed as a holiday in Toronto, Ontario under the laws of the Province of Ontario or the federal laws of Canada or in Tualatin, Oregon under the laws of the State of Oregon or the federal laws of the United States of America.

  "Call Rights" means the Liquidation Call Right, the Redemption Call Right and the Retraction Call Right, collectively.

  "Canadian Dollar Equivalent" means, in respect of an amount expressed in a currency other than Canadian dollars (the "Foreign Currency Amount") at any date, the product obtained by multiplying (i) the Foreign Currency Amount and (ii) the noon spot exchange rate on such date for the relevant foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, if such noon spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

  "Code" mean the United States Internal Revenue Code of 1986, as amended.

  "Corporation Insolvency Event" means the consent of the Corporation to the institution of bankruptcy, insolvency or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation, the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), where the Corporation fails to contest in good faith any such proceedings commenced in respect of it within 30 days of becoming aware thereof, or the consent by the Corporation to the filing of any such petition or to the appointment of a receiver, or the institution by the Corporation of any such proceeding, or the making by the Corporation of a general assignment for the benefit of creditors, or the admission in writing by the Corporation of its inability to pay its debts generally as they become due, or the Corporation not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares in accordance with the Exchangeable Share Provisions.

  "Current Market Price" means, in respect of a share of Pixelworks Common Stock on any date, the Canadian Dollar Equivalent of the average of the closing prices of the Pixelworks Common Stock during a period of 20 consecutive trading days ending not more than three trading days before such date on Nasdaq, or, if the shares of Pixelworks Common Stock are not then quoted on Nasdaq, on such other stock exchange or automated quotation system on which shares of Pixelworks Common Stock are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of

  Directors the public distribution or trading activity of Pixelworks Common Stock during such period does not create a market that reflects the fair market value of Pixelworks Common Stock, then the Current Market price of a share of Pixelworks Common Stock will be determined by the Board of Directors, in good faith and in its sole discretion; and provided further that any such selection, opinion or determination by the Board of Directors will be conclusive and binding.

  "Dividend Amount" means, at any date with respect to any Exchangeable Share, the full amount of all dividends, if any, declared and unpaid on each such Exchangeable Share held by a holder on any dividend record date which occurred prior to such date.

  "Exchange Right" has the meaning ascribed thereto in section 5.1.

  "Exchangeable Share Provisions" means the rights, privileges, restrictions and conditions attached to the Exchangeable Shares as set out in the articles of the Corporation."Exchangeable Shares" means the non-voting exchangeable shares in the capital of the Corporation having the rights, privileges, restrictions and conditions set forth in the Exchangeable Share Provisions.

  "Exchangeable Share Support Agreement" means the Exchangeable Share Support Agreement dated as of September 6, 2002 between the Corporation, Pixelworks Nova Scotia and Pixelworks.

  "Indemnified Parties" has the meaning ascribed to it in section 8.1.

  "Liquidation Call Right" has the meaning ascribed to it in the Exchangeable Share Provisions.

  "List" has the meaning ascribed to it in section 4.6.

  "Nasdaq" means the Nasdaq National Market.

  "Officer's Certificate" means, with respect to the Pixelworks or the Corporation, as the case may be, a certificate signed by any one director or officer of such corporation.

  "Person" includes any individual firm, partnership, joint venture, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, syndicate or other entity, whether or not having legal status.

  "Pixelworks Common Stock" means the shares of common stock, par value US$0.001, in the capital of Pixelworks, and any other securities into which such shares may be changed, including shares into which Pixelworks Common Stock may be changed consequent upon an amalgamation, merger, reorganization or other transaction affecting the Pixelworks Common Stock.

  "Pixelworks Consent" means a written consent sought by Pixelworks from its stockholders, including Pixelworks Stockholders.;

  "Pixelworks Liquidation Date" has the meaning ascribed to it in section 5.11(c).

  "Pixelworks Liquidation Event" has the meaning ascribed to it in section 5.11(b).

  "Pixelworks Meeting" means a meeting of stockholders of Pixelworks at which Pixelworks Stockholders are entitled to vote.

  "Pixelworks Stockholders" means holders of Pixelworks Common Stock.

  "Pixelworks Successor" has the meaning ascribed to it in section 10.1(a).

  "Redemption Call Right" has the meaning ascribed to it in the Exchangeable Share Provisions.

  "Retracted Shares" has the meaning ascribed to it in section 5.7.

  "Retraction Call Right" has the meaning ascribed to it in the Exchangeable Share Provisions.

  "Retraction Request" has the meaning ascribed to it in the Exchangeable Share Provisions.

  "Special Voting Share" means the one share of special voting stock of Pixelworks, par value US$0.01, which entitles the holder of record of such share to a number of votes at meetings of Pixelworks Stockholders equal to the number of Exchangeable Shares outstanding from time to time (other than Exchangeable Shares held by Pixelworks and its Affiliates), which share is to be issued to, deposited with, and voted by, the Trustee as described in this agreement.

  "Trust" means the trust created by this agreement.

  "Trustee" means CIBC Mellon Trust Company, a trust company organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under this agreement.

  "Trust Estate" means the Special Voting Share, any other securities, the Exchange Right, the Automatic Exchange Right and any money or other property which may be held by the Trustee from time to time pursuant to this agreement.

  "Voting Rights" means the rights of the holders of Exchangeable Shares to direct the voting of the Special Voting Share in accordance with this agreement.

1.2.  Interpretation Not Affected by Headings

        The division of this agreement into Articles, sections and other portions and the insertion of headings are for convenience of reference only and should not affect the construction or interpretation of this agreement. Unless otherwise indicated, all references to an "Article" or "section" followed by a number and/or a letter refer to the specified Article or section of this agreement. The terms "this agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this agreement and not to any particular Article, section or other portion hereof, and include any agreement or instrument supplementary or ancillary hereto.

1.3.  Number, Gender

        In this agreement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, and words importing any gender include all genders.

1.4.  Date for any Action

        If any date on which any action is required to be taken under this agreement is not a Business Day, such action will be required to be taken on the next succeeding Business Day.

ARTICLE 2.
PURPOSE OF AGREEMENT

2.1.    Establishment of Trust

        The purpose of this agreement is to create the Trust for the benefit of the Beneficiaries, as herein provided. The Trustee will hold the Special Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right and the Automatic Exchange Right in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this agreement.

ARTICLE 3.
SPECIAL VOTING SHARE

3.1.    Issue and Ownership of the Special Voting Share

        Pixelworks hereby issues to and deposits with the Trustee, the Special Voting Share to be held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this agreement. Pixelworks hereby acknowledges receipt from the Trustee, as trustee for and on behalf of the Beneficiaries, of good and valuable consideration (and the adequacy thereof) for the issuance of the Special Voting Share by Pixelworks to the Trustee. During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee will possess and be vested with full legal ownership of the Special Voting Share and will be entitled to exercise all of the rights and powers of an owner with respect to the Special Voting Share, provided that the Trustee will:

  (a)
  hold the Special Voting Share and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this agreement; and

  (b)
  except as specifically authorized by this agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Special Voting Share, and the Special Voting Share may not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this agreement.

3.2.  Legended Share Certificates

        The Corporation will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct the Trustee with respect to the exercise of the Voting Rights in respect of the Exchangeable Shares of the Beneficiaries.

3.3.  Safe Keeping of Certificate

        The Trustee or its duly authorized agent will at all times hold the certificate representing the Special Voting Share in safe keeping.

ARTICLE 4.
EXERCISE OF VOTING RIGHTS

4.1.    Voting Rights

        The Trustee, as the holder of record of the Special Voting Share, will be entitled to all of the Voting Rights, including the right to vote in person or by proxy the Special Voting Share on any matters, questions, proposals or propositions whatsoever that may properly come before the Pixelworks Stockholders at a Pixelworks Meeting or in connection with a Pixelworks Consent. The Voting Rights will be and remain vested in and exercised by the Trustee. Subject to section 6.15:

  (a)
  the Trustee will exercise the Voting Rights only on the basis of instructions received in accordance with this Article 4 from Beneficiaries entitled to instruct the Trustee as to the voting thereof at the time at which the Pixelworks Meeting is held or a Pixelworks Consent is sought; and

  (b)
  to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Trustee will not exercise or permit the exercise of such Voting Rights.

4.2.  Number of Votes

        With respect to all Pixelworks Meetings and all Pixelworks Consents, each Beneficiary will be entitled to instruct the Trustee to cast and exercise one of the votes comprised in the Voting Rights for each Exchangeable Share owned of record by such Beneficiary on the record date established by Pixelworks or by applicable law for such Pixelworks Meeting or Pixelworks Consent, as the case may be (the "Beneficiary Votes"), in respect of each matter, question, proposal or proposition to be voted on at such Pixelworks Meeting or in connection with such Pixelworks Consent.

4.3.  Mailings to Shareholders

        With respect to each Pixelworks Meeting and Pixelworks Consent, the Trustee will use its reasonable efforts to mail or cause to be mailed (or otherwise communicate in the same manner as Pixelworks utilizes in communications to Pixelworks Stockholders, subject to applicable regulatory requirements and to the Trustee being advised in writing of that method and it being able to provide that method of communication) to each of the Beneficiaries named in the List referred to in section 4.6, such mailing or communication to commence on the same day as the mailing or notice (or other communication) with respect thereto is commenced by Pixelworks to Pixelworks Stockholders:

  (a)
  a copy of such notice, together with any related meeting materials to be provided to Pixelworks Stockholders;

  (b)
  a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such Pixelworks Meeting or Pixelworks Consent or, pursuant to section 4.7, to attend such Pixelworks Meeting and to exercise personally the Beneficiary Votes at that meeting;

  (c)
  a statement as to the manner in which such instructions may be given to the Trustee to exercise the votes attaching to the Special Voting Share, including an express indication that instructions may be given to the Trustee to give:

  (i)
  a proxy to such Beneficiary or its designee to exercise personally the Beneficiary Votes; or

  (ii)
  a proxy to a designated agent or other representative of the management of Pixelworks to exercise such Beneficiary Votes;

  (d)
  a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;

  (e)
  a form of direction whereby the Beneficiary may direct and instruct the Trustee as to voting and otherwise as contemplated herein; and

  (f)
  a statement of the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which, in the case of a Pixelworks Meeting, may not be earlier than the close of business on the second Business Day prior to such meeting, and of the method for revoking or amending such instructions.

Unless otherwise agreed to by Pixelworks and the Trustee, the materials referred to above are to be provided to the Trustee by Pixelworks.

        For the purposes of determining Beneficiary Votes to which a Beneficiary is entitled in respect of any Pixelworks Meeting or Pixelworks Consent, the number of Exchangeable Shares owned of record by the Beneficiary will be determined at the close of business on the record date established by Pixelworks or by applicable law for purposes of determining Pixelworks Stockholders entitled to vote at such Pixelworks Meeting or to sign such Pixelworks Consent. Pixelworks will notify the Trustee of any decision of the board of directors of Pixelworks with respect to the calling of any Pixelworks Meeting and will provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this section 4.3.

4.4.  Copies of Shareholders Records

        Pixelworks will deliver to the Trustee copies of all proxy materials (including notices of Pixelworks Meetings but excluding proxies to vote shares of Pixelworks Common Stock), information statements, reports (including, without limitation, all interim and annual financial statements) and all other written materials that, in each case, are to be distributed from time to time to Pixelworks Stockholders in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Beneficiary at the same time as such materials are sent to Pixelworks Stockholders. The Trustee will mail or otherwise send to each Beneficiary, at the expense of Pixelworks, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by Pixelworks) received by the Trustee from Pixelworks contemporaneously with the sending of such materials to Pixelworks Stockholders. The Trustee will also make available for inspection by any Beneficiary at the Trustee's principal office in the City of Toronto all proxy materials, information statements, reports and other written communications that are:

  (a)
  received by the Trustee as the registered holder of the Special Voting Share and made available by Pixelworks generally to Pixelworks Stockholders; or

  (b)
  specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by Pixelworks.

4.5.  Other Materials

        As soon as reasonably practicable after receipt by Pixelworks or Pixelworks Stockholders (if such receipt is known by Pixelworks) of any material sent or given by or on behalf of a third party to Pixelworks Stockholders generally, including, without limitation, dissident proxy circulars (and related information and material) and tender and exchange offer circulars (and related information and material), Pixelworks will use its reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. As soon as reasonably practicable after receipt thereof, the Trustee will mail or otherwise send to each Beneficiary, at the expense of Pixelworks, copies of all such materials received by the Trustee from Pixelworks. The Trustee will also make available for inspection by any Beneficiary at the Trustee's principal office in the City of Toronto during regular business hours copies of all such materials.

4.6.  List of Persons Entitled to Vote

        The Corporation will prepare or cause to be prepared (a) prior to each annual, general and special Pixelworks Meeting or the seeking of any Pixelworks Consent and (b) forthwith upon each request made at any time by the Trustee in writing, a list (a "List") of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a Pixelworks Meeting or a Pixelworks Consent, at the close of business on the record date established by Pixelworks or pursuant to applicable law for determining the Pixelworks Stockholder entitled to receive notice of and/or to vote at such Pixelworks Meeting or to give consent in connection with such Pixelworks Consent. Each such List will be delivered to the Trustee promptly after receipt by the Corporation of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time to enable the Trustee to perform its obligations under this agreement. Pixelworks agrees to give the Corporation written notice (with a copy to the Trustee) of the calling of any Pixelworks Meeting or the seeking of any Pixelworks Consent, together with the record dates therefor, sufficiently in advance of the date of the calling of such Pixelworks Meeting or the seeking of such consent so as to enable the Corporation to perform its obligations under this section 4.6.

4.7.  Entitlement to Direct Votes

        Any Beneficiary named in a List prepared in connection with any Pixelworks Meeting or Pixelworks Consent will be entitled (a) to instruct the Trustee in the manner described in section 4.3 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled or (b) to attend such meeting and personally exercise at such meeting (or to exercise with respect to any written consent), as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled.

4.8.  Voting by Trustee and Attendance of Trustee Representative at Meeting

  (a)
  In connection with each Pixelworks Meeting and Pixelworks Consent, the Trustee will exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to section 4.3, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee prior to the time and date fixed by the Trustee for receipt of such instructions in the notice given by the Trustee to the Beneficiary pursuant to section 4.3.

  (b)
  Subject to timely receipt of instructions as contemplated by section 4.3(f), the Trustee will cause a representative who is empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each Pixelworks Meeting. Upon submission by a Beneficiary (or its designee) of identification satisfactory to the Trustee's representative, and at the Beneficiary's request, such representative will sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either (i) has not previously given the Trustee instructions pursuant to section 4.3 in respect of such meeting, or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, the Beneficiary exercising such Beneficiary Votes will have the same rights as the Trustee to speak at the meeting on any matter, question, proposal or proposition, to vote by way of ballot on the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

4.9.  Distributions of Written Materials

        Any written materials distributed by the Trustee pursuant to this agreement will be sent by mail (or otherwise communicated in the same manner as Pixelworks utilizes in communications to Pixelworks Stockholders, subject to applicable regulatory requirements and to the Trustee being advised in writing of that method of communication and it being able to provide that method of communication) to each Beneficiary at its address as shown on the books of the Corporation. The Corporation will provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

  (a)
  a current List; and

  (b)
  upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this agreement.

4.10.  Termination of Voting Rights

        All of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, will be deemed to be surrendered by the Beneficiary to Pixelworks or Pixelworks Nova Scotia, as the case may be, and such Beneficiary Votes and the Voting Rights represented thereby will cease immediately upon the delivery by such holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Beneficiary of the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for shares of Pixelworks Common Stock, as specified in Article 5 (unless, in either case, Pixelworks has not delivered the requisite shares of Pixelworks Common Stock issuable in exchange therefor to the Trustee for delivery to the Beneficiaries), or upon the redemption of Exchangeable Shares pursuant to Article 6 or 7 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of the Corporation pursuant to Article 5 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by Pixelworks Nova Scotia pursuant to the exercise by Pixelworks Nova Scotia of any Call Right.

ARTICLE 5.
EXCHANGE RIGHT, AUTOMATIC EXCHANGE RIGHT AND CALL RIGHTS

5.1.    Grant and Ownership of the Exchange Right

        Pixelworks hereby grants to the Trustee, as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries, the right (the "Exchange Right"), upon the occurrence and during the continuance of a Corporation Insolvency Event, to require Pixelworks to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by the Beneficiary and the Automatic Exchange Right, all in accordance with the provisions of this agreement. Pixelworks hereby acknowledges receipt from the Trustee, as trustee for and on behalf of the Beneficiaries, of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Right by Pixelworks to the Trustee. During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee will possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Right and will be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Right, provided that the Trustee will:

  (a)
  hold the Exchange Right and the Automatic Exchange Right and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this agreement; and

  (b)
  except as specifically authorized by this agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Right, and the Trustee will not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this agreement.

5.2.  Legended Share Certificates

        The Corporation will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of:

  (a)
  their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Beneficiary; and

  (b)
  the Automatic Exchange Right.

5.3.  General Exercise of Exchange Right

        The Exchange Right will be and remain vested in and exercisable by the Trustee. Subject to section 6.15, the Trustee will exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Trustee will not exercise or permit the exercise of the Exchange Right.

5.4.  Purchase Price

        The total purchase price payable by Pixelworks for each Exchangeable Share to be purchased by Pixelworks under the Exchange Right will be an amount per share equal to (a) the Current Market Price of a share of Pixelworks Common Stock on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right, which will be satisfied in full by Pixelworks causing to be sent to such holder one share of Pixelworks Common Stock, plus (b) to the extent not paid by the Corporation, an additional amount equivalent to the Dividend Amount. In connection with each exercise of the Exchange Right, Pixelworks will provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Share.

The total purchase price for each such Exchangeable Share so purchased may be satisfied only by Pixelworks issuing and delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, one share of Pixelworks Common Stock and a cheque for the balance, if any, of the purchase price without interest (but less any amounts withheld pursuant to section 5.13).

5.5.  Exercise Instructions

        Subject to the terms and conditions herein set forth, a Beneficiary will be entitled, upon the occurrence and during the continuance of a Corporation Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary on the books of the Corporation. To cause the exercise of the Exchange Right by the Trustee, the Beneficiary will deliver to the Trustee, in person or by certified or registered mail, at its principal office in Toronto, Ontario, or at such other places in Canada as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Exchangeable Shares which such Beneficiary desires Pixelworks to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Business Corporations Act (Ontario) and the articles and by-laws of the Corporation may reasonably require together with (a) a duly completed from of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require Pixelworks to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by Pixelworks fee and clear of liens, claims and encumbrances, (iii) the name or names in which the certificates representing shares of Pixelworks Common Stock issuable in connection with the exercise of the Exchange Right are to be issued and (iv) the names and addresses of the persons to whom such new certificates should be delivered; and (b) payment (or evidence satisfactory to the Trustee, the Corporation and Pixelworks of payment) of the taxes (if any) payable as contemplated by section 5.8. If only part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by Pixelworks under the Exchange Right, a new certificate for the balance of such Exchangeable Shares will be issued to the holder at the expense of the Corporation.

5.6.  Delivery of Pixelworks Common Stock; Effect of Exercise

        As soon as practicable after receipt by the Trustee of the certificates representing the Exchangeable Shares which the Beneficiary desires Pixelworks to purchase under the Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes, if any, payable as contemplated by section 5.8 or evidence thereof), duly endorsed for transfer to Pixelworks, the Trustee will notify Pixelworks and the Corporation of its receipt of the same, which notice to Pixelworks and to the Corporation will constitute exercise of the Exchange Right by the Trustee on behalf of the holder of such Exchangeable Shares, and Pixelworks will promptly thereafter deliver or cause to be delivered to the Trustee, for delivery to the Beneficiary of such Exchangeable Shares (or to such other persons, if any, properly designated by such Beneficiary) the number of shares or Pixelworks Common Stock issuable in connection with the exercise of the Exchange Right, and on the applicable payment date, cheques for the balance, if any, of the total purchase price therefor without interest (but less any amounts withheld pursuant to section 5.13); provided, however, that no such delivery will be made unless and until the Beneficiary requesting the same has paid (or provided evidence satisfactory to the Trustee, the Corporation and Pixelworks of the payment of) the taxes (if any) payable as contemplated by section 5.8. Immediately upon the giving of notice by the Trustee to Pixelworks and to the Corporation of the exercise of the Exchange Right as provided in this section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right will be deemed to have occurred and the holder of such Exchange Shares will be deemed to have transferred to Pixelworks all of such holder's right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and will cease to be a holder of such Exchangeable Shares and will not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive its proportionate part of the total purchase price therefor (together with a cheque for the balance, if any, of the total purchase price therefor without interest), unless the requisite number of shares of Pixelworks Common Stock is not issued and delivered by Pixelworks to the Trustee within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Beneficiary will remain unaffected until such shares of Pixelworks Common Stock are so issued and delivered by Pixelworks and any such cheque is delivered and paid. Upon delivery by Pixelworks to the Trustee of such shares of Pixelworks Common Stock and cheque, if any, the Trustee will deliver such Pixelworks Common Stock and such cheque to such Beneficiary (or to such other person, if any, properly designated by such Beneficiary). Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary will be considered and deemed for all purposes to be the holder of the shares of Pixelworks Common Stock delivered to it pursuant to the exercise of the Exchange Right.

5.7.  Exercise of Exchange Right Subsequent to Retraction

        If a Beneficiary has exercised its right under Article 6 of the Exchangeable Share Provisions to require the Corporation to redeem any or all of the Exchangeable Shares held by the Beneficiary (the "Retracted Shares") and is notified by the Corporation pursuant to section 6.6 of the Exchangeable Share Provisions that the Corporation will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, subject to receipt by the Trustee of written notice to that effect from the Corporation, and provided that Pixelworks Nova Scotia has not exercised the Retraction Call Right with respect to the Retracted Shares and that the Beneficiary has not revoked the Retraction Request delivered by the Beneficiary to the Corporation pursuant to section 6.1 of the Exchangeable Share Provisions, the Retraction Request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that the Corporation is unable to redeem. In any such event, the Corporation hereby agrees with the Trustee and in favour of the Beneficiary to immediately notify the Trustee of such prohibition against the Corporation redeeming all of the Retracted Shares and to promptly forward to cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to the Corporation or to the transfer agent of the Exchangeable Shares (including without limitation, a copy of the retraction request delivered pursuant to section 6.7 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that the Corporation is not permitted to redeem and will require Pixelworks to purchase such shares in accordance with the provisions of Article 5.

5.8.  Stamp or Other Transfer Taxes

        Upon any sale of Exchangeable Shares to Pixelworks pursuant to the Exchange Right, or the Automatic Exchange Right, the share certificate or certificates representing shares of Pixelworks Common stock to be delivered in connection with the payment of the total purchase price therefor will be issued in the name of the Beneficiary of the Exchangeable Shares so sold or in such name or names as such Beneficiary may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold; provided, however, that such Beneficiary (a) will pay (and none of Pixelworks, the Corporation or the Trustee will be required to pay) any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer involved in the issuance or delivery or such shares to a person other than such Beneficiary or (b) must have evidenced to the satisfaction of the Trustee, Pixelworks and the Corporation that such taxes, if any, have been paid.

5.9.  Notice of Corporation Insolvency Event

        As soon as practicable following the occurrence of a Corporation Insolvency Event or any event that, with the giving of notice or the passage of time or both, would be a Corporation Insolvency Event, the Corporation and Pixelworks will give written notice thereof to the Trustee. As soon as practicable following the receipt of notice from the Corporation or Pixelworks of the occurrence of a Corporation Insolvency Event, the Trustee will mail to each Beneficiary, at the expense of Pixelworks, a notice of such Corporation Insolvency Event in the form provided by Pixelworks, which notice will contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right.

5.10.  Qualification of Pixelworks Common Stock

        Pixelworks covenants that if any shares of Pixelworks Common Stock to be issued and delivered pursuant to the Exchange Right or the Automatic Exchange Right require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfilment of any other Canadian or United States federal, provincial or state legal requirement before such shares may be issued and delivered by Pixelworks to the initial holder thereof or in order that such shares may be freely traded thereafter (other than any restrictions of general application on transfer of securities by reason of a holder being a "control person" of Pixelworks for purposes of Canadian provincial securities laws or an "affiliate" of Pixelworks for purposes of United States federal or state securities laws), Pixelworks, in good faith, will expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all shares of Pixelworks Common Stock to be delivered pursuant to the Exchange Right or the Automatic Exchange Right, to comply with any such requirements, and thereafter to be and remain duly registered, qualified or approved under applicable law and to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding shares of Pixelworks Common Stock have been listed by Pixelworks and remain listed and are quoted for trading at such time. The parties commit to the usual and customary procedures relating to indemnification of the shareholders by Pixelworks and relating to delivery of prospectuses. Notwithstanding the foregoing, nothing in this section or otherwise will require Pixelworks to become a "reporting issuer" or equivalent under Canadian provincial securities laws.

5.11.  Automatic Exchange on Liquidation of Pixelworks

  (a)
  Pixelworks will give the Trustee written notice of each of the following events at the time set forth below:

  (i)
  in the event of any determination by the board of directors of Pixelworks to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Pixelworks or to effect any other distribution of assets of Pixelworks among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution or winding-up or other distribution; and

  (ii)
  as soon as practicable following the earlier of (A) receipt by Pixelworks of notice of, and (B) Pixelworks otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Pixelworks or to effect any other distribution of assets of Pixelworks among its shareholders for the purpose of winding up its affairs, in each case where Pixelworks has failed to contest in good faith any such proceeding commenced in respect of Pixelworks within 30 days of becoming aware thereof.

  (b)
  As soon as practicable following receipt by the Trustee from Pixelworks of notice of any event (an "Pixelworks Liquidation Event") contemplated by section 5.11(a)(i) or (ii), the Trustee will give notice thereof to the Beneficiaries. Such notice will be provided by Pixelworks to the Trustee and will include a brief description of the automatic exchange of Exchangeable Shares for shares of Pixelworks Common Stock provided for in section 5.11(c).

  (c)
  In order that the Beneficiaries will be able to participate on a proportionate basis with Pixelworks Stockholders in the distribution of assets of Pixelworks in connection with a Pixelworks Liquidation Event, on the fifth Business Day prior to the effective date (the "Pixelworks Liquidation Date") of a Pixelworks Liquidation Event, all of the then outstanding Exchangeable Shares will be automatically exchanged for shares of Pixelworks Common Stock. To effect such automatic exchange, Pixelworks will purchase on the fifth Business Day prior to the Pixelworks Liquidation Date each Exchangeable Share then outstanding and held by Beneficiaries, and each Beneficiary will sell the Exchangeable Shares held by it at such time, for a total purchase price per share equal to (a) the Current Market Price of a share of Pixelworks Common Stock on the fifth Business Day prior to the Pixelworks Liquidation Date, which will be satisfied in full by Pixelworks issuing to the Beneficiary one share of Pixelworks Common Stock and (b) to the extent not paid by the Corporation, an additional amount equivalent to the Dividend Amount. In connection with such automatic exchange, Pixelworks will provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Share.

  (d)
  The closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for shares of Pixelworks Common Stock will be deemed to have occurred on the fifth Business Day prior to the Pixelworks Liquidation Date, and on such date each Beneficiary will be deemed to have transferred to Pixelworks all of the Beneficiary's right, title and interest in such Beneficiary's Exchangeable Shares and the related interest in the Trust Estate and will cease to be a holder of such Exchangeable Shares. On such date, Pixelworks will issue to the Beneficiary the shares of Pixelworks Common Stock issuable upon the automatic exchange of Exchangeable Shares for shares of Pixelworks Common Stock and on the applicable payment date will deliver to the Trustee for delivery to the Beneficiary a cheque for the balance, if any, of the total purchase price for such Exchangeable Shares without interest but less any amounts withheld pursuant to section 5.13. Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary will be considered and deemed for all purposes to be the holder of the shares of Pixelworks Common Stock issued pursuant to the automatic exchange of Exchangeable Shares for shares of Pixelworks Common Stock and the certificates held by the Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with Pixelworks pursuant to such automatic exchange will thereafter be deemed to represent shares of Pixelworks Common Stock issued to the Beneficiary by Pixelworks pursuant to such automatic exchange. Upon the request of a Beneficiary and the surrender by the Beneficiary of Exchangeable Share certificates deemed to represent shares of Pixelworks Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as Pixelworks may reasonably require, Pixelworks will deliver or cause to be delivered to the Beneficiary certificates representing shares of Pixelworks Common Stock of which the Beneficiary is the holder.

5.12.  Prohibition on Voluntary Liquidation and Other Action

        Pixelworks covenants that it will not take any action, and agrees to cause Pixelworks Nova Scotia or any other Affiliate of Pixelworks not to take any action, in each case relating to a voluntary liquidation, dissolution, winding-up or other reorganization of the Corporation or its successors or Pixelworks Nova Scotia or its successors, as the case may be, prior to the Redemption Date (as defined in the Exchangeable Share Provisions) unless prior to such liquidation, dissolution, winding-up or other reorganization has taken such actions to ensure that it is possible for holders of Exchangeable Shares to extend through to the Redemption Date (subject to the continuing effect of other provisions of the Voting and Share Trust Agreement (as defined in the Exchangeable Share Provisions) which may permit the redemption or other termination of the Exchangeable Shares prior to the Redemption Date) the deferral of any gain incurred by such holders that would otherwise have been recognized at the Effective Time (as such term is defined in the Reorganization Agreement) as a result of the consummation of the transactions contemplated by the Reorganization Agreement.

5.13.  Withholding Rights

        Pixelworks, the Corporation and the Trustee will be entitled to deduct and withhold from any consideration otherwise payable under this agreement to any holder of Exchangeable Shares or Pixelworks Common Stock such amounts as Pixelworks, Canada or the Trustee is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the Code or any provision of provincial, state, local or foreign tax law, in each case as amended or succeeded. To the extent that amounts are so withheld, such withheld amounts will be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are remitted to the appropriate taxing authority. To the extent that the amounts so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Pixelworks, the Corporation and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Pixelworks, the Corporation or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirements and Pixelworks, the Corporation or the Trustee will notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale. Pixelworks represents and warrants that, based upon facts currently known to it, it has no current intention, as at the date of this agreement, to deduct or withhold from any dividend paid to holders of Exchangeable Shares any amounts under the Code.

5.14.  Pixelworks Common Stock

        Pixelworks hereby represents, warrants and covenants that the shares of Pixelworks Common Stock issuable as described herein or pursuant to the Exchangeable Share Provisions (including by Pixelworks Nova Scotia pursuant to the Call Rights) will be duly authorized and validly issued as fully paid and non-assessable and will be free and clear of any lien, claim or encumbrance.

ARTICLE 6.
CONCERNING THE TRUSTEE

6.1.    Powers and Duties of the Trustee

        The rights, powers, duties and authorities of the Trustee under this agreement, in its capacity as Trustee of the Trust, include:

  (a)
  receipt and deposit of the Special Voting Share from Pixelworks as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this agreement;

  (b)
  granting proxies and distributing materials to Beneficiaries as provided in this agreement;

  (c)
  voting the Beneficiary Votes in accordance with the provisions of this agreement;

  (d)
  receiving the grant of the Exchange Right and the Automatic Exchange Right from Pixelworks as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this agreement;

  (e)
  exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Right, in each case in accordance with the provisions of this agreement, and in connection therewith receiving from Beneficiaries Exchangeable Shares and other requisite documents and distributing to such Beneficiaries shares of Pixelworks Common Stock and cheques, if any, to which such Beneficiaries are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Right, as the case may be;

  (f)
  holding title to the Trust Estate;

  (g)
  investing any money forming, from time to time, a part of the Trust Estate as provided in this agreement;

  (h)
  taking action at the direction of a Beneficiary or Beneficiaries to enforce the obligations of Pixelworks and the Corporation under this agreement; and

  (i)
  taking such other actions and doing such other things as are specifically provided in this agreement.

        In the exercise of such rights, powers, duties and authorities the Trustee will have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers and authorities by the Trustee will be final, conclusive and binding upon all Persons.

        The Trustee, in exercising its rights, powers, duties and authorities hereunder, will act honestly and in good faith and with a view to the best interests of the Beneficiaries and will exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

        The Trustee will not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it is specifically required to do so under the terms hereof or by the provisions of applicable law; nor will the Trustee be required to take any notice of, or to do, or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices will distinctly specify the default or breach desired to be brought to the attention of the Trustee and in the absence of such notice, the Trustee may, for all purposes of this agreement, conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

6.2.  No Conflict of Interest

        The Trustee represents to Pixelworks, Pixelworks Nova Scotia and to the Corporation that, at the date of execution and delivery of this agreement, there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee, within 90 days after it becomes aware that such material conflict of interest exists, will either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 9. If notwithstanding the foregoing provisions of this section 6.2 the Trustee has such a material conflict of interest, the validity and enforceability of this agreement will not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this section 6.2, any interested party may apply to the Ontario Superior Court of Justice for an order that the Trustee be replaced as trustee hereunder.

6.3.  Dealings with Transfer Agents, Registrars, etc.

        Pixelworks and the Corporation irrevocably authorize the Trustee, from time to time:

  (a)
  to consult, communicate and otherwise deal with the respective registrars and transfer agents and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and the shares of Pixelworks Common Stock; and

  (b)
  to requisition, from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this agreement and (ii) from the transfer agent of the shares of Pixelworks Common Stock, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Right in the manner specified in Article 5.

        Pixelworks and the Corporation irrevocably authorize their respective registrars and transfer agents to comply with all such requests. Pixelworks covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Right in each case pursuant to Article 5.

6.4.  Books and Records

        The Trustee will keep available for inspection by Pixelworks and the Corporation at the Trustee's principal office in Toronto, Ontario, correct and complete books and records of accounts relating to the Trust created by this agreement, including, without limitation, all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Exchange Right and the Automatic Exchange Right. On or before the first March 31 of the term of this agreement and on or before March 31 in every year thereafter, so long as the Special Voting Share is on deposit with the Trustee, the Trustee will transmit to Pixelworks and the Corporation a brief report, dated as of the preceding December 31, with respect to:

  (a)
  the property and funds comprising the Trust Estate as of that date;

  (b)
  the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Beneficiaries in consideration of the issuance by Pixelworks of shares of Pixelworks Common Stock in connection with the Exchange Right, during the fiscal year ended on such December 31; and

  (c)
  any action taken by the Trustee in the performance of its duties under this agreement which it had not previously reported.

6.5.  Income Tax Returns and Reports

        The Trustee, to the extent necessary, will prepare and file or cause to be prepared and filed on behalf of the Trust appropriate Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded, and in connection therewith may obtain the advice of and assistance from such experts as the Trustee may reasonably consider necessary or advisable. If requested by the Trustee, Pixelworks will retain such experts to provide such advice or assistance to the Trustee.

6.6.  Indemnification Prior to Certain Actions by Trustee

        The Trustee will exercise any or all of the rights, duties, powers or authorities vested in it by this agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the

Trustee reasonable funding, security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary will be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Special Voting Share pursuant to Article 4, subject to section 6.15, and with respect to the Exchange Right pursuant to Article 5, subject to section 6.15, and with respect to the Automatic Exchange Right pursuant to Article 5, subject to section 6.15.

        None of the provisions contained in this agreement will require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security or indemnified as aforesaid.

6.7.  Action of Beneficiaries

        No Beneficiary will have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and has furnished the Trustee with the funds, security or indemnity referred to in section 6.6 and the Trustee has failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary will be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries will have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, the Exchange Right or the Automatic Exchange Right, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder will be exercised and all proceedings at law will be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

6.8.  Reliance Upon Declarations

        The Trustee will not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions, Lists, mailing labels, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions, Lists, mailing labels, reports or other papers or documents comply with the provisions of section 6.9, if applicable, and with any other applicable provisions of this agreement.

6.9.  Evidence and Authority to Trustee

        Pixelworks and/or the Corporation will furnish to the Trustee evidence of compliance with the conditions provided for in this agreement relating to any action or step required or permitted to be taken by Pixelworks and/or the Corporation or the Trustee under this agreement or as a result of any obligation imposed under this agreement, including, without limitation, in respect of the Voting Rights, the Exchange Right or the Automatic Exchange Right and the taking of any other action to be taken by the Trustee at the request of or on the application of Pixelworks and/or the Corporation promptly if and when:

  (a)
  such evidence is required by any other section of this agreement to be furnished to the Trustee in accordance with the terms of this section 6.9; or

  (b)
  the Trustee, in the exercise of its rights, powers, duties and authorities under this agreement, gives Pixelworks and/or the Corporation written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

        Such evidence will consist of an Officer's Certificate of Pixelworks and/or the Corporation or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that such condition has been complied with in accordance with the terms of this agreement.

        Whenever such evidence relates to a matter other than the Voting Rights, the Exchange Right or the Automatic Exchange Right or the taking of any other action to be taken by the Trustee at the request or on the application of Pixelworks and/or the Corporation, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by it, provided that if such report or opinion is furnished by a director, officer or employee of Pixelworks and/or the Corporation, it must be in the form of an Officer's Certificate or a statutory declaration.

        Each statutory declaration, Officer's Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this agreement will include a statement by the person giving the evidence:

  (a)
  declaring that the person has read and understands the provisions of this agreement relating to the condition in question;

  (b)
  describing the nature and scope of the examination or investigation upon which the person based the statutory declaration, certificate, statement or opinion; and

  (c)
  declaring that the person has made such examination or investigation as the person believes is necessary to enable the person to make the statements or give the opinions contained or expressed herein.

6.10.  Experts, Advisors and Agents

        The Trustee may:

  (a)
  in relation to these presents act and rely on the opinion or advice of or information obtained from or prepared by any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by Pixelworks and/or the Corporation or otherwise, and may retain or employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder any may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

  (b)
  retain or employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and will be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

6.11.  Investment of Money Held by Trustee

        The trustee may retain any cash balance held in connection with this Agreement and may, but need not, hold the same in its deposit department or the deposit department of one of its Affiliates.

        Upon receipt of a direction from the Corporation, the Trustee shall invest any moneys held by it in Authorized Investments in its name in accordance with such direction. Any direction from the Corporation to the Trustee shall be in writing and shall be provided to the Trustee no later than 9:00 am Eastern Standard Time on the day on which the investment is to be made. Any such direction received by the Trustee after 9:00 am Eastern Standard Time next business day. For the purpose of this subsection, "Authorized Investments" means short term interest bearing or discount debt obligations issued or guaranteed by the Government of Canada or a Province or a Canadian chartered bank (which may include an Affiliate or related party of the Trustee provided that such obligation is rated at least R1 (middle) by DBRS Inc. or an equivalent rating service. In the event the Trustee does not receive a direction or only a partial direction, the Trustee may hold cash balances constituting part or all of the escrowed fund and may, but need not, invest same in its deposit department or the deposit department of one of its Affiliates. For the purpose of this Section 6.11, "Affiliate" means affiliated companies within the meaning of the Business Corporations Act (Ontario) ("OBCA") and includes Canadian Imperial Bank of Commerce, CIBC Mellon Global Securities Company and Mellon Bank, N.A., and each of their affiliates within the meaning of the OBCA.

        In the event that the Trustee does not receive a direction or only a partial direction, the Trustee may hold cash balances constituting part or all of the funds and may, but need not, invest same in its deposit department or the deposit department of one of its Affiliates; but the Trustee and its Affiliates shall not be liable to account for any profit to any parties to this Agreement or to any other person or entity other than that at a rate, if any, established from time to time by the trustee or one of its Affiliates.

        The Trustee will maintain accurate books, records and accounts of the transactions effected or controlled by the Trustee hereunder and the receipt, investment, re-investment and disbursement of any funds held by the Trustee and will provide to Pixelworks and the Corporation records and statements thereof periodically upon request.

6.12.  Trustee Not Required to Give Security

        The Trustee will not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this agreement or otherwise in respect of the premises.

6.13.  Trustee Not Bound to Act on Request

        Except as otherwise specifically provided in this agreement, the Trustee will not be bound to act in accordance with any direction or request of Pixelworks and/or the Corporation or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request will have been delivered to the Trustee, and the Trustee will be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

6.14.  Authority to Carry on Business

        The Trustee represents to Pixelworks and to the Corporation that, at the date of execution and delivery by it of this agreement, it is authorized to carry on the business of a trust company in each of the provinces of Canada but if, notwithstanding the provisions of this section 6.14, it ceases to be so authorized to carry on business, the validity and enforceability of this agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Right will not be affected in any manner whatsoever by reason only of such event, but the Trustee will, within 90 days after ceasing to be authorized to carry on the business of a trust company in any province of Canada, either become so authorized or resign in the manner and with the effect specified in Article 9.

6.15.  Conflicting Claims

        If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee will be entitled, at its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any Voting Rights, the Exchange Right or the Automatic Exchange Right subject to such conflicting claims or demands and, in so doing, the Trustee will not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee will be entitled to continue to refrain from acting and to refuse to act until:

  (a)
  the rights of all adverse claimants with respect to the Voting Rights, the Exchange Right or the Automatic Exchange Right subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction and all rights of appeal have expired; or

  (b)
  all differences with respect to the Voting Rights, the Exchange Right or the Automatic Exchange Right subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee has been furnished with an executed copy of such agreement certified to be in full force and effect.

        If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it deems appropriate to fully indemnify it as between all conflicting claims or demands.

6.16.  Acceptance of Trust

        The Trustee hereby accepts the Trust created and provided for by in this agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who from time to time will be Beneficiaries, subject to all the terms and conditions herein set forth.

ARTICLE 7.
COMPENSATION

7.1.    Fees and Expenses of the Trustee

        Pixelworks and the Corporation jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it under this agreement and will reimburse the Trustee for all reasonable expenses (including, but not limited to, taxes, other than taxes based on the net income of the Trustee, compensation paid to experts and advisers, and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its duties under this agreement; provided that Pixelworks and the Corporation will have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence, recklessness or wilful misconduct.

ARTICLE 8.
INDEMNIFICATION AND LIMITATION OF LIABILITY

8.1.    Indemnification of the Trustee

        Pixelworks and the Corporation jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, recklessness, wilful misconduct or bad faith on the part of such Indemnified party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee's acceptance or administration of the Trust, its compliance with it duties set forth in this agreement or any written or oral instruction delivered to the Trustee by Pixelworks or the Corporation pursuant hereto.

        In no case will Pixelworks or the Corporation be liable under this indemnity for any claim against any of the Indemnified Parties unless Pixelworks and the Corporation are notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties has received any such written assertion of a claim or has been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, Pixelworks and the Corporation will be entitled to participate at their own expense in the defence and, if Pixelworks and the Corporation so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Trustee will have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel will be at the expense of the Trustee unless (i) the employment of such counsel has been authorized by Pixelworks or the Corporation, such authorization not to be unreasonably withheld or (ii) the named parties to any such suit include both the Trustee and Pixelworks or the Corporation and the Trustee has been advised by counsel acceptable to Pixelworks or the Corporation that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to Pixelworks or the Corporation and that, in the judgment of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case Pixelworks and the Corporation will not have the right to assume the defence of such suit on behalf of the Trustee but will be liable to pay the reasonable fees and expenses of counsel for the Trustee).

        The indemnity in this section 8.1 will survive termination of this agreement or the resignation or removal of the Trustee.

8.2.  Limitation of Liability

        The Trustee will not he held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this agreement, except to the extent that such loss is attributable to the fraud, negligence, recklessness, wilful misconduct or bad faith on the part of the Trustee.

ARTICLE 9.
CHANGE OF TRUSTEE

9.1.    Resignation

        The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Pixelworks and the Corporation specifying the date on which it desires to resign, provided that such notice will not be given less than 45 days before such desired resignation date unless Pixelworks and the Corporation otherwise agree and provided further that such resignation will not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Pixelworks and the Corporation will promptly appoint a successor trustee, which will be a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all provinces of Canada, by written instrument in duplicate, one copy of which will be delivered to the resigning trustee and one copy to the successor trustee. Failing appointment of a successor trustee by Pixelworks and the Corporation, a successor trustee may be appointed by an order of the Ontario Superior Court of Justice upon application by one or more parties hereto. Should the retiring trustee apply for the appointment of a successor trustee by an order of the Ontario Superior Court of Justice, it will be at the joint and several expense of Pixelworks and the Corporation.

9.2.  Removal

        The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than 30 days' prior written notice by Pixelworks and the Corporation, in duplicate, one of which will be delivered to the trustee so removed and one copy to the successor trustee.

9.3.  Successor Trustee

        Any successor trustee appointed as provided under this agreement must execute, acknowledge and deliver to Pixelworks and to the Corporation and to its predecessor trustee an instrument accepting such appointment. Thereupon, the resignation or removal of the predecessor trustee will become effective and such successor trustee, without any further act, deed or conveyance, will become vested with all the rights, powers, duties and obligations of its predecessor under this agreement, with the like effect as if originally named as trustee in this agreement. However, on the written request of Pixelworks and the Corporation or of the successor trustee, the trustee ceasing to act, upon payment of any amounts then due to it pursuant to the provisions of this agreement, will execute and deliver an instrument transferring to such successor trustee all the right and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, Pixelworks, the Corporation and such predecessor trustee will execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

9.4.  Notice of Successor Trustee

        Upon acceptance of appointment by a successor trustee as provided herein, Pixelworks and the Corporation will cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a List. If Pixelworks or the Corporation fails to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee will cause such notice to be mailed at the expense of Pixelworks and the Corporation.

ARTICLE 10.
PIXELWORKS SUCCESSORS

10.1.    Certain Requirements in Respect of Combination

        Subject to section 10.3, Pixelworks will not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

  (a)
  such other Person or continuing corporation (the "Pixelworks Successor"), by operation of law, becomes, without more, bound by the terms and provisions of this agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are reasonably, reasonably necessary or advisable to evidence the assumption by the Pixelworks Successor of liability for all amounts payable and property deliverable hereunder and the covenant of such Pixelworks Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Pixelworks under this agreement; and

  (b)
  such transaction is on such terms and conditions that substantially preserve and not impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries hereunder.

10.2.  Vesting of Powers in Successor

        Whenever the conditions of section 10.1 have been duly observed and performed, the Trustee and, if required by section 10.1, Pixelworks Successor and the Corporation will execute and deliver the supplemental agreement provided for in Article 11 and thereupon the Pixelworks Successor will possess and from time to time may exercise each and every right and power and will be subject to each and every obligation of Pixelworks under this agreement in the name of Pixelworks or otherwise and any act or proceeding under any provision of this agreement required to be done or performed by the board of directors of Pixelworks or any officers of Pixelworks may be done and performed with like force and effect by the directors or officers of such Pixelworks Successor.

10.3.  Wholly-Owned Subsidiaries

        Nothing herein will be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Pixelworks with or into Pixelworks or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Pixelworks provided that all of the assets of such subsidiary are transferred to Pixelworks or another wholly-owned direct or indirect subsidiary of Pixelworks and any such transactions are expressly permitted by this Article 10.

ARTICLE 11.
AMENDMENTS AND SUPPLEMENTAL AGREEMENTS

11.1.    Amendments, Modifications

        This agreement may not be amended or modified except by an agreement in writing executed by Pixelworks, Pixelworks Nova Scotia, the Corporation and the Trustee and approved by the Beneficiaries in accordance with section 10.2 of the Exchangeable Share Provisions.

11.2.  Ministerial Amendments

        Notwithstanding section 11.1, the parties to this agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this agreement for the purposes of:

  (a)
  adding to the covenants of any or all parties for the protection of the Beneficiaries, provided that the Trustee and the board of directors of each of the Corporation, Pixelworks Nova Scotia and Pixelworks is of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

  (b)
  making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the board of directors of each Pixelworks, Pixelworks Nova Scotia and the Corporation and in the opinion of the Trustee (which, for this purpose, may rely on the advice of counsel), having in mind the best interests of the Beneficiaries, it may be expedient to make, provided that such boards of directors and the Trustee are of the opinion that such amendments and modifications will not be prejudicial to the interests of the Beneficiaries; or

  (c)
  making such changes or corrections which, on the advice of counsel to Pixelworks, Pixelworks Nova Scotia, the Corporation and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee and the board of directors of each of Pixelworks, Pixelworks Nova Scotia and the Corporation is of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Beneficiaries.

11.3.  Meeting to Consider Amendments

        The Corporation, at the request of Pixelworks or Pixelworks Nova Scotia, will call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant to section 11.1. Any such meeting or meetings will be called and held in accordance with the by-laws of the Corporation, the Exchangeable Share Provisions and all applicable laws.

11.4.  Changes in Capital of Pixelworks and the Corporation

        At all times after the occurrence of any event contemplated pursuant to section 2.8 or 2.9 of the Exchangeable Share Support Agreement or otherwise, as a result of which either the shares of Pixelworks Common Stock or the exchangeable Shares or both are in any way changed, this agreement will forthwith be amended and modified as necessary in order that it will apply with full force and effect, with appropriate changes, to all new securities into which the shares of Pixelworks Common stock or the Exchangeable Shares or both are so changed and the parties will execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications.

11.5.  Execution of Supplemental Agreements

        No amendment to or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder will be effective unless made in writing and signed by all of the parties. From time to time, the Corporation (when authorized by a resolution of its board of directors), Pixelworks (when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of these presents, and they will, when so directed by these presents, execute and deliver by their proper officers, agreements or other instruments supplemental hereto, which thereafter will form part hereof, for any one or more of the following purposes:

  (a)
  evidencing the succession of Pixelworks Successors and the covenants of and obligations assumed by each such Pixelworks Successor in accordance with the provisions of Article 10 and the successors of any successor trustee in accordance with the provisions of Article 9;

  (b)
  making any additions to, deletions form or alterations of the provisions of this agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Right which, in the opinion of the Trustee (which, for this purpose, may rely on the advice of counsel), will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Pixelworks, the Corporation, the Trustee or this agreement; and

  (c)
  for any other purposes not inconsistent with the provisions of this agreement, including, without limitation, to make or evidence any amendment or modification to this agreement as contemplated hereby, provided that, in the opinion of the Trustee (which, for this purpose, may rely on the advice of counsel), the rights of the Trustee and Beneficiaries will not be prejudiced thereby.

ARTICLE 12.
TERMINATION

12.1.    Term

        The Trust created by this agreement will continue until the earliest to occur of the following events:

  (a)
  no outstanding Exchangeable Shares (other than Exchangeable Shares in respect of which a holder is deemed, under this agreement or the Exchangeable Share Provisions, to be a holder of shares of Pixelworks Common Stock) are held by a Beneficiary (other than Pixelworks or its Affiliates);

  (b)
  each of Pixelworks and the Corporation elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with section 10.2 of the Exchangeable Share Provisions; and

  (c)
  21 years from the date of this agreement.

12.2.  Survival of Agreement

        This agreement will survive any termination of the Trust and will continue until there are no Exchangeable Shares (other than Exchangeable Shares in respect of which a holder is deemed, under this agreement or the Exchangeable Share Provisions, to be a holder of shares of Pixelworks Common Stock) outstanding held by a Beneficiary, provided, however, that the provisions of Articles 7 and 8 will survive any such termination of this agreement.

ARTICLE 13.
GENERAL

13.1.    Assignment

        This agreement is not assignable by any party.

13.2.  Time

        Time is of the essence of this agreement.

13.3.  Governing Law

        This agreement and the rights and obligations of the parties will be governed by and construed and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

13.4.  Severability

        If any term or other provision of this agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

13.5.  Enurement

        This agreement is binding upon and enures to the benefit of the parties and their respective successors and permitted assigns and to the benefit of the Beneficiaries.

13.6.  Notices to Parties

        All notices and other communications hereunder must be in writing and must be given and will be deemed to have been duly given at the time of receipt, if delivered in person or sent by facsimile transmission on a Business Day at the place of receipt (or, if given on a non-Business Day at the place of receipt, will be deemed to have been duly given on the next succeeding Business Day at such place) to the parties as follows:

  (a)
  if to Pixelworks or Pixelworks Nova Scotia:

      8100 Nyberg Road, Third Floor
      Tualatin, OR 97062 USA
      Attention:  Allen H. Alley
      Fax:  (503) 612-6713

  (e)
  If to the Corporation:

      38 Leek Crescent, Suite 200
      Richmond Hill, ON L4B 4N8
      Canada

      Attention:  Lance Greggain
      Fax:  (905) 831-6939

  (c)
  if to the Trustee:

      CIBC Mellon Trust Company
      320 Bay Street, Suite 600
      Toronto, ON M5H 4A6
      Attention:  Vice President, Trust Services
      Fax:  (416) 643-5570

or to such other address as a party may have furnished to the others in writing in accordance herewith, except that notices of change of address will be effective only upon receipt.

13.7.  Notice to Beneficiaries

        Any notices to be given and any documents to be sent to any Beneficiaries may be given or sent to the address of such Beneficiary shown on the register of holders of Exchangeable Shares in any manner permitted by the by-laws of the Corporation from time to time in force in respect of notices to shareholders and will be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws will apply, with appropriate changes, to notices or documents sent to such Beneficiaries.

13.8.  Counterparts

        This agreement may be executed in counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document.

13.9.  Attornment

        Each of Pixelworks and Pixelworks Nova Scotia agrees that any act or proceeding arising out of or relating to this agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the Ontario courts in any such action or proceeding, agrees to be bound by any judgment of the Ontario courts and agrees not to seek, and hereby waives, any review of the merits of any such judgment by the court of any other jurisdiction and hereby appoints the Corporation at its registered office in the Province of Ontario as its attorney for service of process.

        IN WITNESS WHEREOF the parties hereto have caused this agreement to be duly executed as of the date first above written.

JALDI SEMICONDUCTOR CORP.

By:	/s/ LANCE GREGGAIN
Name: Lance Greggain Title: President and CEO

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        IN WITNESS WHEREOF the parties hereto have caused this agreement to be duly executed as of the date first above written.

PIXELWORKS INC.

By:	/s/ ALEN H. ALLEY
Name: Alen H. Alley Title:

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        IN WITNESS WHEREOF the parties hereto have caused this agreement to be duly executed as of the date first above written.

PIXELWORKS NOVA SCOTIA COMPANY

By:	/s/ JEFFREY B. BOUCHARD
Name: Jeff Bouchard Title: CFO

3

        IN WITNESS WHEREOF the parties hereto have caused this agreement to be duly executed as of the date first above written.

CIBC MELLON TRUST COMPANY

By:	/s/ WARREN JANSEN
Name: Warren Jansen Title: Authorized Signatory

By:	/s/ BRUCE CORNISH
Name: Bruce Cornish Title: Authorized Signatory

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